Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-41337 and 333-04284) pertaining to the TETRA Technologies, Inc. 401(k) Retirement Plan of our report dated June 22, 2007, with respect to the financial statements and schedule of the TETRA Technologies, Inc. 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/Ernst & Young LLP

Houston, Texas

June 22, 2007